                                EXHIBIT 3.3(g)

Form SSC-26

Store Form C8791

                              STATE OF INDIANA

                      OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

     WHEREAS, there has been presented to me at this office, Restated Articles of Incorporation for

                   UNIVERSAL TOOL & STAMPING COMPANY, INC
- --------------------------------------------------------------------------------
and said Restated Articles have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law;

WHEREAS, upon due examination, I find that it satisfies the requirements of I.C. 23-1-18-1;



NOW, THEREFORE, I, EVAN BAYH, Secretary of State of Indiana, hereby certify that I have this day filed said Articles in this office.

Effective date the provisions will apply is May 20, 1987.
                                            -------------


                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the
[SEAL APPEARS HERE]                    State of Indiana, at the City of
                                       Indianapolis, this 20th day of May,
                                       1987.              ----        ---
                                       ----

                                       ------------------------------------
                                       EVAN BAYH        Secretary of State,

                                       By
                                         ----------------------------------
                                                                     Deputy

                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                   UNIVERSAL TOOL & STAMPING COMPANY, INC.


FIRST:

     The name of the Corporation is Universal Tool & Stamping Company, Inc., organized on January 25, 1946.

SECOND:

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

THIRD:

     The period during which the Corporation is to continue is perpetual.

FOURTH:

     The address of its principal office is P.O. Box 100, Butler, IN 46721.

     The name of its resident agent is C T CORPORATION SYSTEM.

     The address of the Corporation's registered office in the State of Indiana is One North Capitol Avenue, Indianapolis, Indiana 46204 (County of Marion).

FIFTH:

     The aggregate number of shares which the Corporation is authorized to issue is 40,000 shares consisting of Common Stock having a par value of $5.00 per share.

SIXTH:

     The amount of paid in capital is $105,000.00.

SEVENTH:

     The Board of Directors shall consist of not fewer than three nor more than seven directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

EIGHTH:

     By resolution of the Corporation's Board of Directors dated June 5, 1986 to be effective June 15, 1986, the Corporation elected to be governed by the provisions of the Indiana Business Corporation Law prior to August 1, 1987 and was certified to be in compliance with the requirements of I.C. 23-1-17-3(b) and I.C. 23-1-18-1 by the Secretary of State of Indiana on June 9, 1986.

     IN WITNESS WHEREOF, the undersigned officers execute these Restated Articles of Incorporation of the Corporation and certify to the truth of the facts herein stated, this 15th day of May, 1987.

/s/ Edward P. Weber, Jr.                   /s/  Brian W. H. Marsden
- --------------------------               ---------------------------
Edward P. Weber, Jr.                     Brian W. H. Marsden
Secretary                                Chairman and Chief Executive Officer



STATE OF ILLINOIS)
                 ) ss:
COUNTY OF COOK   )

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Illinois, certify that Brian W. H. Marsden, the Chairman and Chief Executive Officer and Edward P. Weber, Jr., Secretary, the officers executing the foregoing Restated Articles of Incorporation, personally appeared before me, acknowledged the execution thereof; and swore or attested to the truth of the facts herein stated.

     Witness my hand and Notarial Seal this 15th day of May, 1987.

                                            /s/ Roberta A. Glab
                                            --------------------
                                            ROBERTA A. GLAB

                                            Notary Public


My Commission Expires:                      My County Of Residence is Will

      OFFICIAL SEAL
      ROBERTA A. GLAB
NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXP.  MAR. 2, 1991


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